As filed with the Securities and Exchange Commission on May 20, 2008.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
POLYONE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1730488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
33587 Walker Road, Avon Lake, Ohio 44012
(Address of Principal Executive Offices Including Zip Code)
PolyOne Corporation 2008 Equity and Performance Incentive Plan
(Full Title of the Plan)
Lisa K. Kunkle, Esq.
Vice President, General Counsel and Secretary
PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio 44012
(440) 930-1000
(Name, Address and Telephone Number of Agent For Service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to	Amount to be	Offering	Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Shares, par value $0.01	5,000,000	$7.68	$38,400,000	$1,510

(1)	Represents maximum number of common shares, par value $0.01 per share (“Common Shares”), of PolyOne Corporation (the “Registrant”), issuable pursuant to the PolyOne Corporation 2008 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 15, 2008, within five business days prior to filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents have been filed by PolyOne Corporation, an Ohio corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K, filed February 29, 2008;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	The Registrant’s Current Reports on Form 8-K filed January 3, 2008, March 7, 2008, April 8, 2008, April 11, 2008, May 7, 2008 (Item 5.02), May 16, 2008 and May 20, 2008; and

(d)	The description of the Registrant’s Common Shares contained in the registration statement on Form 8-A, filed August 31, 2000, including any subsequently filed amendments and reports updating such description.
          We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such reports.
          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          The Registrant is an Ohio corporation. Under Section 1701.13 of the Ohio General Corporation Law (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances.

Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations or contract, and except with respect to the advancement of expenses of directors.
          With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorney’s fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
          Article Sixth of the Registrant’s articles of incorporation provides for indemnification of directors and officers. The provision provides that a director of the Registrant will not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation is not permitted under Ohio Law. Article Sixth provides that each director and officer will, to the fullest extent permitted by applicable law, be indemnified except as may be otherwise provided in the Registrant’s code of regulations.
          The Registrant has entered into indemnification agreements (“Indemnification Agreements”) with each of its directors and each of its executive officers, including the named executive officers (“Indemnitees”).
          In general, the Indemnification Agreements provide that, subject to the procedures, limitations and exceptions set forth therein (i) the Registrant will indemnify the Indemnitee for all expenses, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with any threatened, pending or completed action, suit, proceeding or claim, by reason of the fact that the Indemnitee is or was a director and/or officer of the Registrant or is or was serving at the request of the Registrant at another entity, or by reason of any action alleged to have been taken or omitted in any such capacity, including any appeal of or from any judgment or decision; (ii) the Registrant will indemnify the Indemnitee against any amount that the Indemnitee is or becomes obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that the Indemnitee commits, suffers, permits or acquiesces in while acting in his capacity as a director and/or officer of the Registrant or at the request of the Registrant at another entity; (iii) the Registrant will advance expenses as they are actually and reasonably incurred in connection with defending a claim in advance of the final disposition of a claim; and (iv) the Registrant will maintain an insurance policy or policies providing directors’ and officers’ liability insurance that covers the Indemnitee.
Item 7. Exemption from Registration Claimed.
          Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 1-16091), filed on March 28, 2001)

4.2	Amendment to the Second Article of the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-16091), filed on March 15, 2004)

4.3	Regulations of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 1-16091), filed on March 28, 2001)

4.4	PolyOne Corporation 2008 Equity and Performance Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A (SEC File No. 1-16091), filed on March 25, 2008)

23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP

24.1	Power of Attorney
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, state of Ohio, on this 20th day of May, 2008.

POLYONE CORPORATION
By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 20, 2008	*

Stephen D. Newlin
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date: May 20, 2008	/s/ Robert M. Patterson

Robert M. Patterson
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: May 20, 2008	*

J. Douglas Campbell
Director

Date: May 20, 2008	*

Dr. Carol A. Cartwright
Director

Date: May 20, 2008	*

Gale Duff-Bloom
Director

Date: May 20, 2008	*

Richard H. Fearon
Director

Date: May 20, 2008	*

Robert A. Garda
Director

Date: May 20, 2008	*

Gordon D. Harnett
Director

Date: May 20, 2008	*

Edward J. Mooney
Director

Date: May 20, 2008	*

Farah M. Walters
Director

*	This Registration Statement has been signed on behalf of the above officers and directors by Lisa K. Kunkle, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: May 20, 2008	By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 1-16091), filed on March 28, 2001)

4.2	Amendment to the Second Article of the Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1a to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-16091), filed on March 15, 2004)

4.3	Regulations of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000 (SEC File No. 1-16091), filed on March 28, 2001)

4.4	PolyOne Corporation 2008 Equity and Performance Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A (SEC File No. 1-16091), filed on March 25, 2008)

23.1	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm — KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm — Ernst & Young LLP

24.1	Power of Attorney